EXHIBIT 32

CERTIFICATION BY CEO AND CFO PURSUANT
TO SECTION 906 OF THE SARBANES-OXLEY ACT

CERTIFICATION

The undersigned hereby certify that the Annual Report on Form 10-K for the fiscal year ended December 31, 2009 of BNL FINANCIAL CORPORATION (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to BNL FINANCIAL CORPORATION and will be retained by BNL FINANCIAL CORPORATION and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification is not “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section.  This Certification is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

BNL FINANCIAL CORPORATION

Date: March 30, 2010	By:	/s/ Wayne E. Ahart
Wayne E. Ahart
Chairman of the Board of Directors
and Chief Executive Officer

Date: March 30, 2010	By:	/s/ Barry N. Shamas
Barry N. Shamas
Executive Vice President,
Chief Operating Officer and Chief Financial Officer